Exhibit 99.1

CVR Energy to Participate in Barclays CEO Energy-Power Conference

SUGAR LAND, Texas, Aug. 30, 2019 - CVR Energy, Inc. (NYSE: CVI) today announced that Dave Lamp, President and Chief Executive Officer, is scheduled to present at the Barclays CEO Energy-Power Conference in New York City on Thursday, Sept. 5, at 8:25 a.m. Eastern.

The presentation will be webcast live and can be accessed, along with the accompanying slides, on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. An archive of this webcast will remain available on www.CVREnergy.com for 14 days.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interests in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 34 percent of the common units of CVR Partners.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com